SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) October 21, 2002

INCARA PHARMACEUTICALS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-27410 (Commission File Number)	56-1924222 (I.R.S. Employer Identification Number)

P.O. Box 14287
79 T.W. Alexander Drive
4401 Research Commons, Suite 200
Research Triangle Park, NC 27709
(Address of principal executive office) (Zip Code)

919-558-8688
Registrant’s telephone number, including area code

This Report contains, in addition to historical information, statements by us with respect to expectations about our business and future results, which are “forward-looking” statements under the Private Securities Litigation Reform Act of 1995. These statements and other statements made elsewhere by us or our representatives, which are identified or qualified by words such as “likely,” “will,” “suggests,” “expects,” “might,” “believe,” “could,” “should,” “may,” “estimates,” “potential,” “predict,” “continue,” “would,” “anticipates” or “plans,” or similar expressions, are based on a number of assumptions that are subject to risks and uncertainties. Actual results could differ materially from those currently anticipated or suggested due to a number of factors, including those set forth herein, those set forth in our Annual Report on Form 10-K and in our other SEC filings, and including risks relating to uncertainties relating to the need for additional funds for operations, scientific research, product development activities and uncertainties of clinical trials. All forward-looking statements are based on information available as of the date hereof, and we do not assume any obligation to update such forward-looking statements.

Item 5.    Other Events and Regulation FD Disclosure

On October 22, 2002, Incara Pharmaceuticals Corporation announced that its wholly owned subsidiary, Incara Cell Technologies, Inc., agreed to sell substantially all of the assets and certain related liabilities of its liver cell and liver stem cell program to Vesta Therapeutics, Inc. The completion of the transaction is subject to standard closing condition including the receipt from third parties of consents to assignment of certain assets and liabilities. The press release announcing this event is attached. This divestiture will allow Incara Pharmaceuticals to focus on its catalytic antioxidant programs and reduce its overall expenditure rate by approximately 40%.

Item 7.    Financial Statements and Exhibits

(a)  Exhibits

Exhibit 10.91*	Asset Purchase Agreement dated October 21, 2002 between Incara Cell Technologies, Inc. and Vesta Therapeutics, Inc.

Exhibit 99.1	Press release issued October 22, 2002

*
Incara Pharmaceuticals has requested confidential treatment with respect to portions of this exhibit. Such portions have been omitted from this exhibit and have been filed separately with the United States Securities and Exchange Commission.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INCARA PHARMACEUTICALS CORPORATION

By:	/s/ RICHARD W. REICHOW
Richard W. Reichow, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

Date: October 24, 2002

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